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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

           Cayman Islands                                    98-0362785
   (Jurisdiction of Incorporation                         (I.R.S. Employer
          or Organization)                               Identification No.)

                                  P.O. BOX 2939
                            CROWN HOUSE, THIRD FLOOR
                               4 PAR-LA-VILLE ROAD
                              HAMILTON HM12 BERMUDA
                    (Address of Principal Executive Offices)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-113030

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        Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                 Name of each exchange on which
            to be so registered                 each class is to be registered
 -----------------------------------------      ------------------------------
 Non-Cumulative Perpetual Preferred Shares          New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: None

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ITEM 1. Description of Registrants' Securities to be Registered.

     The class of securities to be registered is Non-Cumulative Perpetual
Preferred Shares of Scottish Re Group Limited (the "Company").

     For a description of the Non-Cumulative Perpetual Preferred Shares being registered hereunder, reference is made to the description contained under the heading "Description of Capital Shares" beginning on page 21 in the Prospectus dated March 2, 2004 (Registration No. 333-113030), as supplemented by the description contained under the heading "Description of Perpetual Preferred
Shares" beginning on page S-23 in the related Prospectus Supplement, dated June
28, 2005, both of which are incorporated herein by reference and made part of this Registration Statement.

ITEM 2. Exhibits.

3.1       Memorandum of Association of the Company (incorporated by reference to our Current Report on Form 8-K, filed with the SEC on June 2, 2005).

3.2       Articles of Association of the Company (incorporated by reference to our Current Report on Form 8-K, filed with the SEC on June 2, 2005).

4.1       Certificate of Designations of the Company's Non-Cumulative Perpetual
          Preferred Shares, dated June 28, 2005 (incorporated by reference to our Current Report on Form 8-K, filed with the SEC on July 1, 2005).

4.2       Specimen Stock Certificate for the Company's Non-Cumulative Perpetual
          Preferred Shares (incorporated by reference to our Current Report on
          Form 8-K, filed with the SEC on July 1, 2005).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               SCOTTISH RE GROUP LIMITED

                               By: /s/ Paul Goldean
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                                   Paul Goldean
                                   Executive Vice President and General Counsel

DATED: July 1, 2005

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                                INDEX TO EXHIBITS

NUMBER         DESCRIPTION
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3.1            Memorandum of Association of the Company (incorporated by
               reference to our Current Report on Form 8-K, filed with the SEC on June 2, 2005).

3.2            Articles of Association of the Company (incorporated by reference to our Current Report on Form 8-K, filed with the SEC on June 2,
               2005).

4.1            Certificate of Designations of the Company's Non-Cumulative
               Perpetual Preferred Shares, dated June 28, 2005 (incorporated by reference to our Current Report on Form 8-K, filed with the SEC on July 1, 2005).

4.2            Specimen Stock Certificate for the Company's Non-Cumulative
               Perpetual Preferred Shares (incorporated by reference to our
               Current Report on Form 8-K, filed with the SEC on July 1, 2005).

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